Envelope ID: E988CAC5-473C-4CD3-96EC-941FBDC89C79

Power of Attorney

(Exchange Act, Section 16(a), Forms 3, 4, 5)


The undersigned hereby appoints Stacey L. Rocha, VP, Compensation & Workforce Analytics Manager of Central Pacific Financial
Corp. (the ?Company?) and Central Pacific Bank, signing singly, the undersigned's true and lawful attorney-in-fact to:


(1) prepare, execute for and in the undersigned's name and on the undersigned's behalf, and in the undersigned's capacity as an officer or director of the Company, and submit to the United States Securities and Exchange Commission (the "SEC"), Forms 3, 4 and 5, including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 (?Exchange Act?) or any rule or regulation of the SEC, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC;


(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report required by the SEC, and timely file such form or report with the SEC and any stock exchange or similar authority; and,


(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's designees, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that (i) the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or Central Pacific Bank assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act; (ii) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned?s obligations under Section 16 of the Exchange Act or any other rule or regulation promulgated by the SEC, including, without limitation, the reporting requirements under Section 16 of the Exchange Act; (iii) this Power of Attorney authorizes, but does not require, any attorney-in-fact, to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The undersigned has executed this Power of Attorney on 12/21/2022 | 2:28:05 PM HAST

DocuSigned by: Anna Hu
9519A283101F4BC

Anna Hu
Print Name

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